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                                                                     EXHIBIT 11

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use of our reports, and to all references to our Firm, included in or made a part of this prospectus for Central Equity Trust, Worldwide Series 1, Utility and Telecommunications Portfolio.


                                      /S/ ARTHUR ANDERSEN LLP

St. Louis, Missouri
October 5, 1994